March 27, 2020

Harbor Funds

111 South Wacker Drive, 34th Floor

Chicago, IL 60606-4302

RE:	Registration Statement on Form N-14
(Harbor Small Cap Growth Fund, a series of Harbor Funds)

Ladies and Gentlemen:

This opinion is given in connection with the filing by Harbor Funds (the “Trust”), a Delaware statutory trust (“Trust”), of the Trust’s Registration Statement on Form N-14 (“Registration Statement”), to be filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the transfer of all of the assets of Harbor Small Cap Growth Opportunities Fund (“Acquired Fund”), a series of the Trust, to Harbor Small Cap Growth Fund (“Acquiring Fund”), also a series of the Trust, in exchange for the issuance of Retirement Class, Institutional Class, Administrative Class and Investor Class shares of beneficial interest of the Acquiring Fund (“Shares”), and the assumption of the Acquired Fund’s liabilities by the Acquiring Fund as described in the Registration Statement and the form of Agreement and Plan of Reorganization (the “Agreement”) to be executed by the Trust, on behalf of the Acquiring Fund and the Trust, on behalf of the Acquired Fund, as filed with the Registration Statement.

In connection with the opinions set forth herein, I have examined the following Trust documents: a draft of the Registration Statement; a draft of the Agreement; the Trust’s Amended and Restated Declaration of Trust; and the Trust’s By-Laws. I have also examined such documents and questions of law as I have concluded are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion I have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to me; (iii) that any resolutions provided have been duly adopted by the Trust’s Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Trust on which I have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Board of Trustees, or in the Registration Statement, I have assumed such documents are the same as in the most recent form provided to me, whether as an exhibit to the Registration Statement or otherwise.

111 South Wacker Drive, 34th Floor | Chicago, Illinois 60606-4302

T 800-422-1050 | F 312-443-4444 | www.harborfunds.com

March 27, 2020

Based upon the foregoing, I am of the opinion that the Shares proposed to be registered pursuant to the Registration Statement, when effective under the 1933 Act, will have been validly authorized and, when issued in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally issued and will be fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Delaware and the federal securities laws of the United States. I express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. I express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of my name in the Registration Statement. In giving such consent, however, I do not admit that I am within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations thereunder.

Sincerely,

/s/ Erik D. Ojala
Erik D. Ojala
General Counsel

111 South Wacker Drive, 34th Floor | Chicago, Illinois 60606-4302

T 800-422-1050 | F 312-443-4444 | www.harborfunds.com